EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Paybox Corp, (the "Company") on Form 10-K for the year ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lowell M. Rush, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 29, 2017	By:	/s/ Lowell M. Rush
Lowell M. Rush
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)